EXHIBIT 99.1

NEWS RELEASE

RANGE CASH FLOW JUMPS 58% ON HIGHER PRODUCTION

FORT WORTH, TEXAS, OCTOBER 27, 2004...RANGE RESOURCES CORPORATION (NYSE: RRC) today reported third quarter results. Revenues and cash flow in the period reached record levels. Oil and gas revenues totaled $85.6 million, a 54% increase due to higher production volumes and realized prices. Cash flow from operations before changes in working capital, a non-GAAP measure, rose 58% to $56.5 million. Net income to common shareholders totaled $12.1 million, while diluted earnings per share were $0.17. A 32% increase in production, due to the Great Lakes acquisition and continued drilling success, coupled with a 17% rise in prices drove the results.

In the third quarter of 2003, a one-time $18.6 million gain on debt retirement was recorded. Excluding this gain and certain other non-cash items, third quarter 2004 earnings would have been $15.8 million ($0.21 per diluted share), and the third quarter 2003 earnings would have been $6.2 million ($0.10 per diluted share). Net income and diluted earnings per share for the quarter increased 157% and 110%, respectively, after adjusting for these items. (See the accompanying table for calculation of these non-GAAP measures.)

Oil and gas revenues totaled $85.6 million, a 54% increase due to higher production volumes and realized prices. Production of 209.6 Mmcfe per day was comprised of 149.0 Mmcf of gas and 10,099 barrels of oil and liquids. Wellhead prices after hedging averaged $4.44 per mcfe, a 17% increase. Gas prices increased 18% to $4.49 per mcf, as oil prices increased 21% to $28.79 per barrel. Hedging decreased average prices by $1.26 per mcfe. A material portion of the lower price hedges put on several years ago will roll off by year-end 2004.

For the quarter, direct operating expenses on a per-unit basis were $0.66 per mcfe versus $0.55 for the prior-year period. On a full-year basis, 2004 direct operating expense per unit is anticipated to be level with 2003 despite rising service costs. Third quarter production taxes per mcfe rose to $0.28 due to higher prices. Exploration costs increased $1.0 million primarily due to higher dry hole costs. General and administrative expenses increased $706,000 due to the acquisition of Great Lakes along with costs associated with implementing Sarbanes-Oxley. On a unit basis, general and administrative expense decreased 13% to $0.28 per mcfe. Depletion, depreciation and amortization, including accretion expense decreased 9% to $1.36 per mcfe reflecting favorable recent finding and development costs.

Third quarter development and exploration expenditures of $53 million funded the drilling of 130 (113.0 net) wells and 24 (18.6 net) recompletions, all but 3 (2.5 net) of which proved productive. In the first nine months of the year, 305 (214.1 net) wells were successfully drilled. By quarter-end, 224 (164.3 net) of the wells had been placed on production. The remaining wells are in various stages of completion or waiting on pipeline connection.

Drilling activity in the fourth quarter remains high with 23 rigs currently running. For the remainder of the year, the Appalachia division plans to continue to pursue its shallow and deeper drilling programs, as well as a refrac program, a coalbed methane project and a shale play. The first five wells in the coalbed methane program were recently put online, producing more gas and less water than initially expected. In the fourth quarter, five wells are planned to test the shallow portion of the Trenton Black River play in north central New York. In the Southwest, a previously announced onshore Texas discovery that tested at 4.0 (0.8 net) Mmcfe per day at over 10,000 psi flowing tubing pressure is expected to be online by year-end pending pipeline and facility completion. Plans are to drill an additional well prior to year-end. At the West Fuhrman-Mascho Unit in Andrews County, Texas, 39 infill wells have been drilled year-to-date and nine refracs have been undertaken increasing production by three-fold since January to 13.4 Mmcfe per day. In the Texas Panhandle, the Midcontinent division has successfully tested two new horizons on existing acreage. A Hunton discovery was recently tested at 2.7 (1.8 net) Mmcfe per day.

This well, which has three additional zones behind pipe, is expected to begin sales shortly. Additional offsets are planned. In addition, the division drilled a second quarter discovery well to the Brown Dolomite at roughly 3,600 feet. This well, along with two recently drilled offsets, are currently producing 4.2 (2.3 net) Mmcfe per day. Finally, the division recently completed two leasehold transactions, adding 76,000 gross acres on which Range’s technical team has already identified more than 65 drilling opportunities. In the Gulf of Mexico, production from the High Island-119 A-1 has been increased to 30 (2.6 net) Mmcfe per day. The first offset, the A-2, recently reached total depth, was successfully logged, and is expected to be online in the fourth quarter. A third well, the A-3 will spud shortly. The Falcon Prospect in East Cameron 33 (25% WI) just recently reached total depth. Current information suggests the primary objective may be wet. However, the operator is conducting further tests in the primary objective as well as in uphole zones. The Company does not expect a final determination on this well until the fourth quarter. Another offshore test, the Secretariat Prospect (33% WI) is drilling ahead toward its primary objective at 12,400 feet. The Smith #2, an offset to the Smith #1 onshore discovery in Orange County, Texas, encountered a combined 70 feet of net gas pay in two Yegua intervals. The well, in which Range owns a 67.5% working interest, is expected to be online by mid-November. The Smith #1, the discovery well, continues to produce at 9.3 (4.6 net) Mmcfe per day from the lower 28 feet of a 55 foot net gas zone.

Commenting, John H. Pinkerton, the Company’s President, noted, “The benefits of the Great Lakes acquisition and our drilling results were evident in our third quarter results. Production increased 32% to the top end of our guidance, despite weather and pipeline issues. Cash flow rose 58% and debt was reduced $22 million. Importantly, we are achieving this growth in a cost-effective manner. Over the last three years, we have driven down total unit costs by more than 30%. The lower cost structure and the impact of our lower price hedges rolling off, coupled with our large, multi-year inventory of drilling projects will be important contributors to future growth and profitability.”

The Company will host a conference call on Thursday, October 28 at 1:00 p.m. ET (revised time) to review its results. To participate, please dial 877-207-5526 about 5-10 minutes prior to the start of the call and ask for the Range Resources Third Quarter Conference Call. A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website at least 15 minutes prior to the call to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 30 days. A replay of the call will be available through November 4 at 800-642-1687. The conference ID is 1704920.

Non-GAAP Financial Measures:

Earnings for third quarter 2004 include non-cash expenses associated with deferred compensation expense of $4.8 million, valuation of a insurance claim receivable of $800,000, and loss on ineffective commodity hedging of $507,000 along with a gain on sale of properties of $1.7 million. Excluding such items, pretax income would have been $24.8 million, 162% greater than the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $15.8 million in 2004 or $0.22 per share ($0.21 per diluted share). If similar items were excluded, third quarter 2003 earnings would have been $6.2 million or $0.11 per share ($0.10 per diluted share). (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.

Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows or as a measure of liquidity. A table is included which reconciles Net cash provided by operations to Cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.

RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwest, Appalachian and Gulf Coast regions of the United States.

Except for historical information, statements made in this release, including those relating to anticipated future production and reserve growth, growth of project inventory, and future profitability are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

2004-31

Contact:	Rodney Waller, Senior Vice President Karen Giles (817) 870-2601 www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
  (Unaudited, in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003		2004	2003
Revenues
Oil and gas sales	$85,574	$55,723		$218,495	$165,326
Transportation and gathering	296	841		1,107	2,808
Gain (loss) on retirement of securities	(5)	18,572		(39)	18,712
Gain (loss) on sale of properties (a)	1,684	(275)		1,694	(118)
Ineffective hedging gain (loss) (a)	(507)	1,093		(1,090)	(178)
Other (b)	(828)	(376)		(1,724)	(931)

	86,214	75,578	+14%	218,443	185,619	+18%

Expenses
Direct operating	12,718	7,989		33,119	27,083
Production and ad valorem taxes	5,331	3,131		14,382	9,709
Exploration	4,615	3,633		12,382	8,773
General and administrative	5,301	4,595		14,789	13,457
Non-cash deferred compensation adjustment (c)	4,829	898		13,517	2,195
Interest	6,735	5,329		15,302	16,048
Call premium and unamortized offering costs (d)	178	2,376		178	2,376
Accretion expense (e)	1,293	1,175		3,425	3,446
Depletion, depreciation and amortization	25,013	20,694		67,573	60,666

	66,013	49,820	+33%	174,667	143,753	+22%

Pretax income	20,201	25,758	-22%	43,776	41,866	+5%
Income taxes
Current	(132)	6		(88)	4
Deferred	7,454	9,015		16,176	15,571

	7,322	9,021		16,088	15,575

Income before accounting change	12,879	16,737	-23%	27,688	26,291	+5%
Cumulative effect of accounting change, net of tax	—	—		—	4,491

Net income	12,879	16,737	-23%	27,688	30,782	-10%
Preferred dividends	(737)	(65)		(2,212)	(65)

Net income available to common shareholders	$12,142	$16,672	-27%	$25,476	$30,717	-17%

Net income available to common shareholders	$0.18	$0.31	-42%	$0.42	$0.49	-14%
Cumulative effect of change in accounting principle	—	—		—	0.08

Net income per common share – basic	$0.18	$0.31	-42%	$0.42	$0.57	-26%

Earnings per common share	$0.17	$0.29	-41%	$0.40	$0.47	-15%
Cumulative effect of change in accounting principle	—	—		—	0.08

Net income per common share – diluted	$0.17	$0.29	-41%	$0.40	$0.55	-27%

Weighted average shares outstanding, as reported
Basic	67,625	54,415	+24%	59,999	54,151	+11%

Diluted	76,670	61,091	+26%	68,760	56,241	+22%

(a)	Included in Other revenues in 10-Q.

(b)	Includes net losses from IPF of $393 and $281 for three months ended September 30, 2004 and 2003, respectively, and $1,608 and $500 for the nine months ended September 30, 2004 and 2003, respectively, valuation loss of $800 for an insurance claim receivable for three and nine months ended September 30, 2004, and debt conversion expense of $465 for the nine months ended September 30, 2003.

(c)	Included in General and administrative expenses in 10-Q. It is based upon increases in Company’s stock price between periods.

(d)	Due to the early redemption of debt. Included in Interest expense in 10-Q.

(e)	Applicable to the accounting rule adopted on January 1, 2003 regarding asset retirement obligations.

RANGE RESOURCES CORPORATION

OPERATING HIGHLIGHTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003		2004	2003
Average Daily Production
Oil (bbl)	7,275	5,526	+32%	6,577	5,589	+18%
Natural gas liquids (bbl)	2,824	1,000	+182%	2,661	1,056	+152%
Gas (mcf)	149,022	120,005	+24%	134,203	117,284	+14%
Equivalents (mcfe) (a)	209,619	159,162	+32%	189,635	157,155	+21%
Prices Realized
Oil (bbl)	$28.79	$23.76	+21%	$26.91	$23.51	+14%
Natural gas liquids (bbl)	$18.30	$17.64	+4%	$18.98	$18.76	+1%
Gas (mcf)	$4.49	$3.81	+18%	$4.25	$3.87	+10%
Equivalents (mcfe) (a)	$4.44	$3.81	+17%	$4.21	$3.85	+9%
Operating Costs per mcfe
Field expenses	$0.63	$0.52	+21%	$0.61	$0.59	+3%
Workovers	0.03	0.03	—	0.03	0.04	-25%

Total Operating Costs	$0.66	$0.55	+20%	$0.64	$0.63	+2%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2004	2003
	(Unaudited)
Assets
Current assets	$60,421	$46,221
Current deferred tax asset	37,084	19,871
IPF receivables	5,946	8,193
Oil and gas properties, net	1,088,648	723,382
Transportation and field assets, net	36,069	22,306
Other	15,423	10,118

	$1,243,591	$830,091

Liabilities and Stockholders’ Equity
Current liabilities	$75,296	$46,805
Current asset retirement obligation	14,712	5,814
Current unrealized hedging loss	103,420	54,345
Senior debt	306,900	178,200
Nonrecourse debt of subsidiary	—	70,000
Subordinated notes	196,587	109,980

Total long-term debt	503,487	358,180

Deferred taxes	19,425	10,843
Unrealized hedging loss	29,477	17,027
Deferred compensation liability	32,839	16,981
Long-term asset retirement obligation	56,213	46,030
Preferred stock	50,000	50,000
Common stock and retained deficit	450,349	276,215
Stock in deferred comp plan	(10,412)	(9,297)

	489,937	316,918
Other comprehensive loss	(81,215)	(42,852)

Total stockholders’ equity	408,722	274,066

	$1,243,591	$830,091

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATIONS
  (Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net income	$12,879	$16,737	$27,688	$30,782
Adjustments to reconcile net income to net cash provided by operations:
Cumulative effect of change in accounting principle	—	—	—	(4,491)
Deferred income taxes (benefit)	7,454	9,015	16,176	15,571
Depletion, depreciation and amortization	26,306	21,869	70,998	64,112
Exploration expense	695	765	4,124	2,225
Write-down of marketable securities	—	—	—	—
Unrealized hedging (gain) loss	499	(1,250)	(37)	(62)
Adjustment to IPF valuation allowance	236	401	1,522	1,109
Amortization of deferred issuance costs	284	606	756	1,052
(Gain) loss on retirement of securities	—	(19,152)	34	(19,292)
Debt conversion expense	—	—	—	465
Deferred compensation adjustment	5,049	997	14,057	2,593
(Gain) loss on sale of assets and other	(881)	275	(1,024)	118
Changes in working capital:
Accounts receivable	4,697	2,494	241	(10,363)
Inventory and other	(4,296)	(2,471)	(9,335)	(1,688)
Accounts payable	3,425	3,112	10,085	3,647
Accrued liabilities	5,152	(256)	7,564	1,180

Net changes in working capital	8,978	2,879	8,555	(7,224)

Net cash provided by operations	$61,499	$33,142	$142,849	$86,958

RECONCILIATION OF CASH FLOWS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net cash provided by operations	$61,499	$33,142	$142,849	$86,958
Net change in working capital	(8,978)	(2,879)	(8,555)	7,224
Call premium debt redemption	178	2,006	178	2,006
Exploration expense	3,920	2,868	8,258	6,548
Non-cash compensation adjustment & other	(169)	481	(356)	182

Cash flow from operations before changes in working capital, non-GAAP measure	$56,450	$35,618	$142,374	$102,918

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Basic:
Weighted average shares outstanding	69,340	56,022	61,686	55,636
Stock held by deferred compensation plan	(1,715)	(1,607)	(1,687)	(1,485)

Adjusted basic	67,625	54,415	59,999	54,151

Dilutive:
Weighted average shares outstanding	69,340	56,022	61,686	55,636
Dilutive stock options under treasury method	1,448	517	1,192	433
Dilutive effect of 6% debentures and 5.75% trust preferred	—	4,040	—	—
Dilutive effect of 5.9% preferred	5,882	512	5,882	172

Adjusted dilutive	76,670	61,091	68,760	56,241

RANGE RESOURCES CORPORATION

RECONCILATION OF NET INCOME BEFORE ACCOUNTING CHANGE
AS REPORTED TO NET INCOME BEFORE ACCOUNTING CHANGE
EXCLUDING CERTAIN NON-CASH ITEMS
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2004	2003		2004	2003
Pretax income as reported	$20,201	$25,758	-22%	$43,776	$41,866	+5%
Adjustment for certain non-cash items
Gain on retirement of securities	5	(18,572)		39	(18,712)
Valuation allowance of insurance claim receivable	800	—		800	—
Call premium and unamortized offering costs on 8.75% notes	178	2,376		178	2,376
(Gain) loss on sale of properties	(1,684)	275		(1,694)	118
Ineffective commodity hedging (gain) loss	507	(1,093)		1,090	178
Amortization of ineffective interest hedges (gain) loss	—	(157)		(1,119)	(240)
Deferred compensation adjustment	4,829	898		13,517	2,195
Debt conversion expense	—	—		—	465

Pretax income as adjusted	24,836	9,485	+162%	56,587	28,246	+100%
Income taxes (benefit) adjusted
Current	(132)	6		(88)	4
Deferred	9,168	3,320		20,916	10,803

Net income before accounting change excluding certain non-cash items, a non-GAAP measure	$15,800	$6,159	+157%	$35,759	$17,439	+105%

Non-GAAP earnings per share before accounting change
Basic	$0.22	$0.11	+100%	$0.56	$0.32	+75%

Diluted	$0.21	$0.10	+110%	$0.52	$0.31	+68%

HEDGING POSITION(a)
As of October 27, 2004

		Gas		Oil		NGLs
		Volume	Average	Volume	Average	Volume	Average
		Hedged	Hedge	Hedged	Hedged	Hedged	Hedged
		(MMBtu/d)	Prices	(Bbl/d)	Prices	(Bbl/d)	Prices
4Q 2004	Swaps	89,663	$4.13	3,222	$29.81	1,370	$21.88
4Q 2004	Collars	33,554	$5.59 - $7.17	2,750	$24.18 - $27.94	—	—
Calendar 2005	Swaps	50,695	$4.21	1,146	$26.84	658	$19.20
Calendar 2005	Collars	62,175	$5.18 - $7.15	4,415	$29.84 - $37.05	—	—
Calendar 2006	Swaps	3,288	$4.85	400	$35.00	—	—
Calendar 2006	Collars	36,363	$5.03 - $6.97	3,264	$31.53 - $38.66	—	—

(a)	For the fourth quarter of 2004, 30% of hedges are collars with collars being 59% for 2005 and 91% for 2006.

Note: Details as to Company’s hedges are posted on its website and are updated periodically.